Exhibit 99.1

                    Milacron Reports Q4 & Year 2006 Results

                      1-for-10 Reverse Stock Split Proposed

    CINCINNATI--(BUSINESS WIRE)--Feb. 23, 2007--Milacron Inc. (NYSE:
MZ) today reported a net loss in the fourth quarter of 2006 of $8.6 million, or $0.23 per diluted share, including $5.1 million in restructuring costs and $1.8 million in refinancing charges. This compared to net earnings in the fourth quarter of 2005 of $5.8 million, or $0.05 per diluted share, which included a $5.5 million tax benefit. Fourth quarter 2006 operating results were at the mid-point of the range of guidance issued in November.

    Fourth quarter sales were $198 million, down from $217 million in the year-ago quarter. New orders were $203 million, compared to $212 million in 2005. The bulk of new orders came late in the quarter, which negatively impacted fourth quarter shipments.

    Manufacturing margins in the quarter were 19.4%, comparable to the year-ago quarter, despite a $2 million writedown of inventory, which reduced the margin by a full percentage point.

    Net cash used by operations during the quarter was $0.8 million compared to $3.3 million of cash provided by operations in the fourth quarter of 2005. At the end of the quarter, Milacron had $39 million in cash, up $3 million from the beginning of the quarter. The company had $41 million in borrowing availability under its new revolving credit agreement, signed in December, up from $36 million under the previous facility at the beginning of the quarter. Total liquidity, therefore, rose $8 million to $80 million at quarter-end.

    Year 2006

    Milacron's net loss for the year was $39.7 million, or $1.02 per share, and included $17.4 million in restructuring costs and $1.8 million in refinancing charges. This compared to a net loss of $14.0 million, or $0.42 per share, in 2005, which included a $5.5 million one-time tax benefit as well as $1.5 million in after-tax restructuring costs.

    Sales in 2006 reached $820 million, up from $809 million in 2005. New orders were $828 million compared to $819 million in the prior year.

    Manufacturing margins for 2006 were 18.5%, up from 18.0% in 2005, as improved pricing and cost reductions more than offset the effect of the $2 million inventory writedown.

    Net cash used by operations for the year was $19.2 million compared to a net provision of cash of $9.2 million in 2005. The single largest factor in cash flow for the year was a $30 million advance contribution made to Milacron's pension fund in September, 2006.

    Annual Meeting Date Set; Reverse Stock Split Proposed

    Milacron's board of directors set May 2, 2007 as the date of the annual meeting of shareholders to be held at 9:00 a.m. EDT in the Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203. March 9, 2007 was established as the record date for determination of shareholders entitled to notice of and to vote at the meeting. The board also approved a proposal for a one-for-ten reverse split of common stock with the objective of complying with minimum share price standards for listing on the New York Stock Exchange. The proposal will be detailed in the company's proxy statement for approval by shareholders at the annual meeting.

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) New orders of $99 million were comparable to orders of $98 million in the fourth quarter of 2005. Sales, however, fell to $96 million from $107 million reflecting soft demand for injection molding equipment particularly from the automotive sector. Segment earnings (earnings before interest, taxes and restructuring charges) were $5.2 million, off from $6.2 million in the year-ago quarter, as the effects of lower shipping volumes were largely offset by improved pricing and operating efficiencies.

    For the year 2006, new orders in this segment were $411 million, up 7% from $383 million in 2005. Sales also rose 7% to $402 million. Segment earnings were $17.1 million compared to $17.3 million in 2005, as benefits from higher volumes were offset by higher marketing costs, including the NPE-2006 triennial plastics exposition held in June and expanded international distribution for the extrusion systems business.

    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Fourth quarter new orders of $40 million and sales of $37 million were flat with those of the year-ago quarter despite favorable currency translation effects. This segment lost $0.6 million in the quarter compared to a loss of $0.8 million in the fourth quarter of 2005.

    For the year, this segment's new orders were $154 million, up $1 million from 2005, while sales were $153 million, up from $150 million. For 2006, the segment posted an operating loss of $4.9 million compared to a loss of $5.0 million a year ago.

    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide) Sales in the fourth quarter of 2006 were $38 million compared to $44 million in the fourth quarter of 2005, reflecting declines primarily in North American markets. Cost cutting measures mitigated the decline in segment earnings, which fell to $0.8 million from $1.6 million in the year-ago quarter.

    Sales in 2006 were $159 million, down from $173 million in the prior year. Segment earnings declined to $3.0 million from $3.9 million, as benefits of restructuring and other cost reductions offset most of the effects of lower volume.

    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Fourth quarter sales were $29 million compared to $30 million a year ago, as price increases and favorable currency translation effects were offset by lower shipping volumes. Segment earnings improved to $4.1 million from $3.6 million, thanks primarily to improved pricing.

    Industrial fluid sales in 2006 were $117 million, up from $112 million in 2005, as price increases compensated for volume declines. Segment earnings improved to $10.8 million versus $8.7 million in 2005, reflecting improved pricing and operating efficiency.

    Outlook

    "Energy and resin prices have declined from historic highs and appear to be stabilizing," said Ronald D. Brown, chairman, president and chief executive officer. "These trends should benefit plastics processors and, as their profitability improves, enable them to invest in new machinery to replace their aging equipment and increase productivity. At the same time, however, the health of processors supplying U.S. automakers and pressures from consolidation in that industry have dampened demand in a large segment of the market. Overall, we are cautiously optimistic with respect to 2007, as we believe economic fundamentals will continue to favor recovery in plastics processing industries worldwide.

    "As for Milacron, we expect our first quarter 2007 results to be comparable to those of the first quarter a year ago, as benefits from our 2006 restructuring measures offset the effects of lower sales volumes in North America. We have implemented temporary cost reductions, primarily furloughs, to adapt to lower shipping volumes in the first half of the year in North America. For 2007 as a whole, we expect 4% to 5% top-line growth, much of it coming from emerging markets. This increase in overall volume, along with incremental restructuring benefits and other cost reductions, should lead to better operating results," Brown said.

    Conference Call Today

    Milacron will hold an open investor conference call today at 1 p.m. Eastern Time, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (913) 312-1298 or (800) 565-5442. A replay of the call will be available on this site as well as by phone from 4:00 p.m. ET on February 23 through midnight Friday, March 2. Replay phone numbers: (719) 457-0820 and
(888) 203-1112; replay passcode: 2059284.

    Note: Financial results in this release and accompanying tables are preliminary, unaudited and subject to change until Milacron files its Annual Report on Form 10-K with the Securities and Exchange Commission, which it expects to do on or before March 16, 2007.

    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).



Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2006

----------------------------------------------------------------------
                   Three Months Ended          Twelve Months Ended
                      December 31,                December 31,
               --------------------------- ---------------------------
                   2006          2005          2006          2005
------------------------------------------ ---------------------------

Sales          $197,457,000  $217,057,000  $820,101,000  $808,899,000

Earnings (loss)
 from
 continuing
 operations      (8,693,000)    4,520,000   (39,785,000)  (16,517,000)
  Per Share
    Basic             (0.23)         0.06         (1.02)        (0.47)
    Diluted           (0.23)         0.04         (1.02)        (0.47)

Earnings from
 discontinued
 operations          64,000     1,232,000        81,000     2,549,000
  Per Share
    Basic                 -          0.03             -          0.05
    Diluted               -          0.01             -          0.05

Net earnings
 (loss)          (8,629,000)    5,752,000   (39,704,000)  (13,968,000)
  Per Share
    Basic             (0.23)         0.09         (1.02)        (0.42)
    Diluted           (0.23)         0.05         (1.02)        (0.42)


Common shares
  Weighted
   average
   outstanding
   for basic
   EPS           48,686,000    47,842,000    48,329,000    47,665,000
  Weighted
   average
   outstanding
   for diluted
   EPS           48,686,000   104,993,000    48,329,000    47,665,000
  Outstanding
   at quarter
   end           52,319,000    50,113,000    52,319,000    50,113,000



------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2006

----------------------------------------------------------------------
(In millions, except per-share data)    Three Months   Twelve Months
                                            Ended           Ended
                                        December 31,    December 31,
                                       --------------- ---------------
                                        2006    2005    2006    2005
------------------------------------------------------ ---------------

Sales                                  $197.5  $217.1  $820.1  $808.9
Cost of products sold                   159.2   174.7   668.2   663.1
Cost of products sold related to
 restructuring (a)                          -       -     0.5       -
                                       ------- ------- ------- -------
   Total cost of products sold          159.2   174.7   668.7   663.1
                                       ------- ------- ------- -------
   Manufacturing margins                 38.3    42.4   151.4   145.8
      Percent of sales                   19.4%   19.5%   18.5%   18.0%

Other costs and expenses
   Selling and administrative            32.4    35.3   140.2   133.8
   Refinancing costs (a)                  1.8       -     1.8       -
   Restructuring costs (b)                5.1     0.8    16.9     1.6
   Other (income) expense - net           0.1    (0.1)   (0.3)    0.4
                                       ------- ------- ------- -------
      Total other costs and expenses     39.4    36.0   158.6   135.8
                                       ------- ------- ------- -------

Operating earnings (loss)                (1.1)    6.4    (7.2)   10.0

Interest expense - net                   (7.7)   (7.4)  (30.0)  (30.3)
                                       ------- ------- ------- -------

Loss from continuing operations
 before
   income taxes                          (8.8)   (1.0)  (37.2)  (20.3)

Provision (benefit) for income taxes     (0.1)   (5.6)    2.6    (3.8)
                                       ------- ------- ------- -------

Earnings (loss) from continuing
 operations                              (8.7)    4.6   (39.8)  (16.5)

Discontinued operations - net of
 income taxes (c)                         0.1     1.2     0.1     2.5
                                       ------- ------- ------- -------

Net income (loss)                      $ (8.6) $  5.8  $(39.7) $(14.0)
                                       ======= ======= ======= =======

Earnings (loss) per common share -
 basic
      Continuing operations            $(0.23) $ 0.06  $(1.02) $(0.47)
      Discontinued operations               -    0.03       -    0.05
                                       ------- ------- ------- -------
         Net earnings (loss)           $(0.23) $ 0.09  $(1.02) $(0.42)
                                       ======= ======= ======= =======

Earnings (loss) per common share -
 diluted
      Continuing operations            $(0.23) $ 0.04  $(1.02) $(0.47)
      Discontinued operations               -    0.01       -    0.05
                                       ------- ------- ------- -------
         Net earnings (loss)           $(0.23) $ 0.05  $(1.02) $(0.42)
                                       ======= ======= ======= =======


(a) In 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) In 2006 and 2005, represents adjustments of reserves related to prior divestitures.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2006

----------------------------------------------------------------------
(In millions)                                December 31, December 31,
                                                2006         2005
----------------------------------------------------------------------

Assets
Cash and cash equivalents                    $      38.5  $      45.7
Notes and accounts receivable-net                  114.5        117.7
Inventories                                        170.7        161.1
Other current assets                                41.9         44.3
                                             ------------ ------------
  Total current assets                             365.6        368.8
Property, plant and equipment - net                114.3        114.2
Goodwill                                            87.3         83.7
Other noncurrent assets                             83.3        104.9
                                             ------------ ------------
  Total assets                               $     650.5  $     671.6
                                             ============ ============

Liabilities and shareholders' deficit
Short-term borrowings and long-term debt due
 within one year (a)                         $      27.7  $       6.7
Trade accounts payable and advance billings
 and deposits                                      102.2         99.0
Accrued and other current liabilities               82.6         76.3
                                             ------------ ------------
  Total current liabilities                        212.5        182.0
Long-term accrued liabilities                      226.5        261.4
Long-term debt                                     232.8        233.3
Shareholders' deficit                              (21.3)        (5.1)
                                             ------------ ------------
  Total liabilities and shareholders'
   deficit                                   $     650.5  $     671.6
                                             ============ ============


(a) In 2006, $23.2 million was drawn against the revolving credit facility. In 2005, $2.2 million was drawn against the revolving credit facility. Outstanding letters of credit were $7.6 million in 2006 and $7.9 million in 2005.

---------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                   Fourth Quarter 2006

----------------------------------------------------------------------
(In millions)                           Three Months   Twelve Months
                                            Ended           Ended
                                        December 31,    December 31,
                                       --------------- ---------------
                                        2006    2005    2006    2005
------------------------------------------------------ ---------------

Increase (decrease) in cash and cash
 equivalents
Operating activities cash flows
   Net earnings (loss)                 $ (8.6) $  5.8  $(39.7) $(14.0)
   Discontinued operations - net of
    income taxes                         (0.1)   (1.2)   (0.1)   (2.5)
   Depreciation and amortization          4.3     4.9    16.8    18.4
   Restructuring costs                    5.1     0.8    17.4     1.6
   Working capital changes
    Notes and accounts receivable         5.5    (3.6)    7.9    10.0
    Inventories                          10.0    (0.9)   (4.5)  (14.3)
    Other current assets                 (0.9)    1.8     2.1     3.1
    Trade accounts payable               (0.5)    1.7    (1.7)    1.1
    Other current liabilities           (12.4)    9.6   (11.2)    8.2
   Deferred income taxes and other -
    net                                  (3.2)  (15.6)   (6.2)   (2.4)
                                       ------- ------- ------- -------
    Net cash provided (used) by
     operating activities                (0.8)    3.3   (19.2)    9.2

Investing activities cash flows
   Capital expenditures                  (3.5)   (5.7)  (13.8)  (12.7)
   Net disposals of property, plant
    and equipment                         0.8     0.5     2.9     2.6
   Divestiture                              -       -       -     0.3
                                       ------- ------- ------- -------
    Net cash used by investing
     activities                          (2.7)   (5.2)  (10.9)   (9.8)

Financing activities cash flows
   Repayments of long-term debt          (0.2)   (0.4)   (1.6)   (5.0)
   Increase (decrease) in short-term
    borrowings                            5.7     2.1    21.2    (7.3)
   Debt issuance costs                      -       -       -    (0.6)
   Costs of 2004 rights offering            -       -       -    (1.1)
   Dividends paid                        (0.1)   (1.5)   (0.2)   (6.2)
                                       ------- ------- ------- -------
    Net cash provided (used) by
     financing activities                 5.4     0.2    19.4   (20.2)

Effect of exchange rate fluctuations
 on cash and cash equivalents             0.9    (0.9)    3.5    (2.7)
                                       ------- ------- ------- -------
Increase (decrease) in cash and cash
 equivalents                              2.8    (2.6)   (7.2)  (23.5)

Cash and cash equivalents at beginning
 of period                               35.7    48.3    45.7    69.2

                                       ------- ------- ------- -------
Cash and cash equivalents at end of
 period                                $ 38.5  $ 45.7  $ 38.5  $ 45.7
                                       ======= ======= ======= =======



------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2006

----------------------------------------------------------------------
(In millions)                           Three Months   Twelve Months
                                            Ended           Ended
                                        December 31,    December 31,
                                       --------------- ---------------
                                         2006    2005    2006    2005
------------------------------------------------------ ---------------

Machinery technologies North America
 Sales                                 $ 95.7  $107.3  $402.4  $376.5
 Operating cash flow (a)                  6.8     7.8    23.2    23.6
 Segment earnings                         5.2     6.2    17.1    17.3
    Percent of sales                      5.4%    5.8%    4.2%    4.6%
 New orders                              98.8    97.9   411.0   382.7

Machinery technologies Europe
 Sales                                 $ 37.4  $ 36.9  $153.4  $149.5
 Operating cash flow (a)                  0.4     0.4    (1.1)   (0.7)
 Segment loss                            (0.6)   (0.8)   (4.9)   (5.0)
    Percent of sales                     -1.6%   -2.2%   -3.2%   -3.3%
 New orders                              40.3    40.3   154.1   152.6

Mold technologies
 Sales                                 $ 37.8  $ 44.2  $158.8  $173.4
 Operating cash flow (a)                  2.0     3.4     8.2     9.9
 Segment earnings                         0.8     1.6     3.0     3.9
    Percent of sales                      2.1%    3.6%    1.9%    2.2%
 New orders                              37.9    44.5   157.8   173.7

Eliminations
 Sales                                 $ (2.8) $ (1.3) $(12.0) $ (2.7)
 New orders                              (3.4)   (1.0)  (11.6)   (2.3)

     Total plastics technologies
      Sales                            $168.1  $187.1  $702.6  $696.7
      Operating cash flow (a)             9.2    11.6    30.3    32.8
      Segment earnings                    5.4     7.0    15.2    16.2
         Percent of sales                 3.2%    3.7%    2.2%    2.3%
      New orders                        173.6   181.7   711.3   706.7

Industrial fluids
 Sales                                 $ 29.4  $ 30.0  $117.5  $112.2
 Operating cash flow (a)                  4.5     3.9    12.3    10.4
 Segment earnings                         4.1     3.6    10.8     8.7
    Percent of sales                     13.9%   12.0%    9.2%    7.8%
 New orders                              29.4    29.8   117.5   112.1

Total continuing operations
 Sales                                 $197.5  $217.1  $820.1  $808.9
 Operating cash flow (a)                 10.1    12.1    28.8    30.0
 Segment earnings                         9.5    10.6    26.0    24.9
 Restructuring costs (b)                 (5.1)   (0.8)  (17.4)   (1.6)
 Corporate expenses                      (3.6)   (3.3)  (13.6)  (12.8)
 Other unallocated expenses (c)          (1.9)   (0.1)   (2.2)   (0.5)
                                       ------- ------- ------- -------
 Operating earnings (loss)               (1.1)    6.4    (7.2)   10.0
    Percent of sales                     -0.6%    2.9%   -0.9%    1.2%
 New orders                             203.0   211.5   828.8   818.8
 Ending backlog                         105.7    92.7   105.7    92.7

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) In 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                   Fourth Quarter 2006

----------------------------------------------------------------------
(In millions)                            Three Months  Twelve Months
                                             Ended          Ended
                                         December 31,   December 31,
                                         ------------- ---------------
                                          2006   2005   2006    2005
------------------------------------------------------ ---------------

Machinery technologies North America
 Segment earnings                        $ 5.2  $ 6.2  $ 17.1  $ 17.3
 Depreciation and amortization             1.6    1.6     6.1     6.3
                                         ------ ------ ------- -------
 Operating cash flow                       6.8    7.8    23.2    23.6

Machinery technologies Europe
 Segment loss                            $(0.6) $(0.8) $ (4.9) $ (5.0)
 Depreciation and amortization             1.0    1.2     3.8     4.3
                                         ------ ------ ------- -------
 Operating cash flow                       0.4    0.4    (1.1)   (0.7)

Mold technologies
 Segment earnings                        $ 0.8  $ 1.6  $  3.0  $  3.9
 Depreciation and amortization             1.2    1.8     5.2     6.0
                                         ------ ------ ------- -------
 Operating cash flow                       2.0    3.4     8.2     9.9

     Total plastics technologies
      Segment earnings                   $ 5.4  $ 7.0  $ 15.2  $ 16.2
      Depreciation and amortization        3.8    4.6    15.1    16.6
                                         ------ ------ ------- -------
      Operating cash flow                  9.2   11.6    30.3    32.8

Industrial fluids
 Segment earnings                        $ 4.1  $ 3.6  $ 10.8  $  8.7
 Depreciation and amortization             0.4    0.3     1.5     1.7
                                         ------ ------ ------- -------
 Operating cash flow                       4.5    3.9    12.3    10.4

Total continuing operations
 Net earnings (loss)                     $(8.6) $ 5.8  $(39.7) $(14.0)
 Discontinued operations - net of income
  taxes (a)                               (0.1)  (1.2)   (0.1)   (2.5)
 Provision (benefit) for income taxes     (0.1)  (5.6)    2.6    (3.8)
 Interest expense - net                    7.7    7.4    30.0    30.3
 Refinancing costs (b)                     1.8      -     1.8       -
 Restructuring costs (c)                   5.1    0.8    17.4     1.6
 Depreciation and amortization             4.3    4.9    16.8    18.4
                                         ------ ------ ------- -------
 Operating cash flow                     $10.1  $12.1  $ 28.8  $ 30.0
                                         ====== ====== ======= =======


(a) In 2005, represents adjustments of reserves related to prior divestitures.

(b) In 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

(c) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.





Historical Information

----------------------------------------------------------------------
(In millions, except per-share data)

                                                2005
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                          $192.3  $208.8  $190.7  $217.1  $808.9
Cost of products sold           160.1   171.0   157.3   174.7   663.1
Cost of products sold related
 to restructuring                   -       -       -       -       -
                               ------- ------- ------- ------- -------
  Total cost of products sold   160.1   171.0   157.3   174.7   663.1
                               ------- ------- ------- ------- -------

 Manufacturing margins           32.2    37.8    33.4    42.4   145.8

Other costs and expenses
  Selling and administrative     33.5    33.7    31.3    35.3   133.8
  Refinancing costs (a)             -       -       -       -       -
  Restructuring costs (b)         0.4     0.3     0.1     0.8     1.6
   Other - net                   (1.0)    0.2     1.3    (0.1)    0.4
                               ------- ------- ------- ------- -------
     Total other costs and
      expenses                   32.9    34.2    32.7    36.0   135.8
                               ------- ------- ------- ------- -------

Operating earnings (loss)        (0.7)    3.6     0.7     6.4    10.0

Interest expense - net           (8.2)   (7.0)   (7.7)   (7.4)  (30.3)
                               ------- ------- ------- ------- -------

Loss from continuing operations
 before income taxes             (8.9)   (3.4)   (7.0)   (1.0)  (20.3)

Provision (benefit) from income
 taxes                            0.2     1.0     0.6    (5.6)   (3.8)
                               ------- ------- ------- ------- -------

Earnings (loss) from continuing
 operations                      (9.1)   (4.4)   (7.6)    4.6   (16.5)

Discontinued operations - net
 of income taxes (c)
  Net gain on divestitures          -     0.6     0.7     1.2     2.5
                               ------- ------- ------- ------- -------
   Total discontinued
    operations                      -     0.6     0.7     1.2     2.5
                               ------- ------- ------- ------- -------
Net earnings (loss)            $ (9.1) $ (3.8) $ (6.9) $  5.8  $(14.0)
                               ======= ======= ======= ======= =======

Earnings (loss) per common
 share
   Basic
   Continuing operations       $(0.22) $(0.12) $(0.20) $ 0.06  $(0.47)
   Discontinued operations          -    0.01    0.02    0.03    0.05
                               ------- ------- ------- ------- -------
     Net earnings (loss)       $(0.22) $(0.11) $(0.18) $ 0.09  $(0.42)
                               ======= ======= ======= ======= =======
   Diluted
   Continuing operations       $(0.22) $(0.12) $(0.20) $ 0.04  $(0.47)
   Discontinued operations          -    0.01    0.02    0.01    0.05
                               ------- ------- ------- ------- -------
     Net earnings (loss)       $(0.22) $(0.11) $(0.18) $ 0.05  $(0.42)
                               ======= ======= ======= ======= =======


                                                2006
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                          $202.4  $211.1  $209.1  $197.5  $820.1
Cost of products sold           168.8   170.4   169.8   159.2   668.2
Cost of products sold related
 to restructuring                   -     0.4     0.1       -     0.5
                               ------- ------- ------- ------- -------
  Total cost of products sold   168.8   170.8   169.9   159.2   668.7
                               ------- ------- ------- ------- -------

 Manufacturing margins           33.6    40.3    39.2    38.3   151.4

Other costs and expenses
  Selling and administrative     34.2    38.3    35.3    32.4   140.2
  Refinancing costs (a)             -       -       -     1.8     1.8
  Restructuring costs (b)         0.6     8.4     2.8     5.1    16.9
   Other - net                   (0.1)   (0.9)    0.6     0.1    (0.3)
                               ------- ------- ------- ------- -------
     Total other costs and
      expenses                   34.7    45.8    38.7    39.4   158.6
                               ------- ------- ------- ------- -------

Operating earnings (loss)        (1.1)   (5.5)    0.5    (1.1)   (7.2)

Interest expense - net           (7.6)   (7.9)   (6.8)   (7.7)  (30.0)
                               ------- ------- ------- ------- -------

Loss from continuing
 operations before income
 taxes                           (8.7)  (13.4)   (6.3)   (8.8)  (37.2)

Provision (benefit) from
 income taxes                     0.9     0.9     0.9    (0.1)    2.6
                               ------- ------- ------- ------- -------

Earnings (loss) from
 continuing operations           (9.6)  (14.3)   (7.2)   (8.7)  (39.8)

Discontinued operations - net
 of income taxes (c)
  Net gain on divestitures          -       -       -     0.1     0.1
                               ------- ------- ------- ------- -------
   Total discontinued
    operations                      -       -       -     0.1     0.1

                               ------- ------- ------- ------- -------
Net earnings (loss)            $ (9.6) $(14.3) $ (7.2) $ (8.6) $(39.7)
                               ======= ======= ======= ======= =======

Earnings (loss) per common
 share
   Basic
   Continuing operations       $(0.25) $(0.34) $(0.20) $(0.23) $(1.02)
   Discontinued operations          -       -       -       -       -
                               ------- ------- ------- ------- -------
     Net earnings (loss)       $(0.25) $(0.34) $(0.20) $(0.23) $(1.02)
                               ======= ======= ======= ======= =======
   Diluted
   Continuing operations       $(0.25) $(0.34) $(0.20) $(0.23) $(1.02)
   Discontinued operations          -       -       -       -       -
                               ------- ------- ------- ------- -------
     Net earnings (loss)       $(0.25) $(0.34) $(0.20) $(0.23) $(1.02)
                               ======= ======= ======= ======= =======


(a) In fourth quarter 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) In 2005, represents adjustments of reserves related to prior divestitures.

--------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Historical Segment and Supplemental Information


----------------------------------------------------------------------
(In Millions)

                                               2005
                              ----------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North America
 Sales                        $ 87.1  $ 95.4  $ 86.7  $107.3  $376.5
 Operating cash flow (a)         3.5     6.5     5.8     7.8    23.6
 Segment earnings                1.9     4.9     4.3     6.2    17.3
 New orders                     94.9   100.7    89.2    97.9   382.7

Machinery technologies Europe
 Sales                        $ 34.3  $ 41.5  $ 36.8  $ 36.9  $149.5
 Operating cash flow (a)        (1.2)    0.6    (0.5)    0.4    (0.7)
 Segment loss                   (2.2)   (0.5)   (1.5)   (0.8)   (5.0)
 New orders                     35.4    42.7    34.2    40.3   152.6

Mold technologies
 Sales                        $ 44.2  $ 44.4  $ 40.6  $ 44.2  $173.4
 Operating cash flow (a)         3.7     2.1     0.7     3.4     9.9
 Segment earnings (loss)         2.3     0.7    (0.7)    1.6     3.9
 New orders                     45.1    43.4    40.7    44.5   173.7

Eliminations
 Sales                        $ (0.3) $ (0.6) $ (0.5) $ (1.3) $ (2.7)
 New orders                     (0.4)   (0.5)   (0.4)   (1.0)   (2.3)

 Total plastics technologies
 Sales                        $165.3  $180.7  $163.6  $187.1  $696.7
 Operating cash flow (a)         6.0     9.2     6.0    11.6    32.8
 Segment earnings                2.0     5.1     2.1     7.0    16.2
 New orders                    175.0   186.3   163.7   181.7   706.7

Industrial fluids
 Sales                        $ 27.0  $ 28.1  $ 27.1  $ 30.0  $112.2
 Operating cash flow (a)         1.9     2.4     2.2     3.9    10.4
 Segment earnings                1.4     1.9     1.8     3.6     8.7
 New orders                     27.0    28.2    27.1    29.8   112.1

Total continuing operations
 Sales                        $192.3  $208.8  $190.7  $217.1  $808.9
 Operating cash flow (a)         4.2     8.5     5.2    12.1    30.0
 Segment earnings                3.4     7.0     3.9    10.6    24.9
 Restructuring costs (b)        (0.4)   (0.3)   (0.1)   (0.8)   (1.6)
 Corporate expenses             (3.5)   (3.0)   (3.0)   (3.3)  (12.8)
 Other unallocated expenses
  (c)                           (0.2)   (0.1)   (0.1)   (0.1)   (0.5)
                              ------- ------- ------- ------- --------
 Operating earnings (loss)      (0.7)    3.6     0.7     6.4    10.0
    Percent of sales            -0.4%    1.7%    0.4%    2.9%    1.2%
 New orders                    202.0   214.5   190.8   211.5   818.8
 Ending backlog                 96.0    99.2    99.6    92.7    92.7


                                                2006
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North America
 Sales                         $ 94.1  $106.9  $105.7  $ 95.7  $402.4
 Operating cash flow (a)          2.9     6.0     7.5     6.8    23.2
 Segment earnings                 1.4     4.5     6.0     5.2    17.1
 New orders                     114.0    92.5   105.7    98.8   411.0

Machinery technologies Europe
 Sales                         $ 36.3  $ 39.9  $ 39.8  $ 37.4  $153.4
 Operating cash flow (a)         (1.6)   (0.2)    0.3     0.4    (1.1)
 Segment loss                    (2.4)   (1.2)   (0.7)   (0.6)   (4.9)
 New orders                      40.0    42.9    30.9    40.3   154.1

Mold technologies
 Sales                         $ 44.4  $ 38.9  $ 37.7  $ 37.8  $158.8
 Operating cash flow (a)          3.3     1.6     1.3     2.0     8.2
 Segment earnings (loss)          1.9     0.3       -     0.8     3.0
 New orders                      43.7    38.5    37.7    37.9   157.8

Eliminations
 Sales                         $ (2.1) $ (3.9) $ (3.2) $ (2.8) $(12.0)
 New orders                      (2.3)   (3.2)   (2.7)   (3.4)  (11.6)

 Total plastics technologies
 Sales                         $172.7  $181.8  $180.0  $168.1  $702.6
 Operating cash flow (a)          4.6     7.4     9.1     9.2    30.3
 Segment earnings                 0.9     3.6     5.3     5.4    15.2
 New orders                     195.4   170.7   171.6   173.6   711.3

Industrial fluids
 Sales                         $ 29.7  $ 29.3  $ 29.1  $ 29.4  $117.5
 Operating cash flow (a)          2.3     3.3     2.2     4.5    12.3
 Segment earnings                 1.9     2.9     1.9     4.1    10.8
 New orders                      29.7    29.3    29.1    29.4   117.5

Total continuing operations
 Sales                         $202.4  $211.1  $209.1  $197.5  $820.1
 Operating cash flow (a)          3.6     7.5     7.6    10.1    28.8
 Segment earnings                 2.8     6.5     7.2     9.5    26.0
 Restructuring costs (b)         (0.6)   (8.8)   (2.9)   (5.1)  (17.4)
 Corporate expenses              (3.3)   (3.1)   (3.6)   (3.6)  (13.6)
 Other unallocated expenses
  (c)                               -    (0.1)   (0.2)   (1.9)   (2.2)
                               ------- ------- ------- ------- -------
 Operating earnings (loss)       (1.1)   (5.5)    0.5    (1.1)   (7.2)
    Percent of sales             -0.5%   -2.6%    0.2%   -0.6%   -0.9%
 New orders                     225.1   200.0   200.7   203.0   828.8
 Ending backlog                 116.2   106.8    98.5   105.7   105.7


(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) In fourth quarter 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

---------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.



----------------------------------------------------------------------
                                                       Quarter Ended
                                                      ----------------
(In millions)                                          Mar. 31, 2007
----------------------------------------------------------------------

Projected profit & loss items
 Sales (1)                                                 $190 - 200
   Total plastics technologies                              163 - 170
   Industrial fluids                                          27 - 30
 Segment earnings
   Total plastics technologies                                  0 - 2
   Industrial fluids                                        1.5 - 2.5
 Corporate expenses                                             3 - 4
 Interest expense - net                                         7 - 8
 Provision for income taxes                                         1
 Restructuring costs                                            2 - 4
 Earnings (loss) after tax (2)                              (14) - (8)
 Average shares outstanding - basic                           48 - 49
 Average shares outstanding - diluted                        107 -108

 Earnings per share                                   $(0.34) - (0.22)

Projected cash flow & balance sheet items
 Depreciation                                                   4 - 5
 Primary working capital - increase (decrease) (3)              3 - 7
 Cash pension contribution                                          0
 Capital expenditures                                           2 - 3
 Cash interest                                             less than 1
 Cash dividends                                            less than 1
 Cash tax                                                  less than 1
 Cash refinancing fees                                          1 - 2
 Cash restructuring                                             4 - 5


1 Increased over the same period a year ago due to the strengthening of the Euro of approximately $5.5 million.

2 Includes $2.7 million of expense related to the U.S defined benefit plan in quarter ended Mar. 31, 2007 (versus $3.4 million in quarter ended Mar. 31, 2006).

  Includes $.9 million of expense related to Sarbanes-Oxley compliance in the quarter ended Mar. 31, 2007 (versus $1.5 million in quarter ended Mar. 31, 2006).

3 inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes quarter ended December 31, 2006 foreign exchange rates (e.g., USD/EUR = 1.317600), and no further acquisitions or divestitures.

    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918
             albert.beaupre@milacron.com